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                                                                EXHIBIT 3.1


                          CORRECTIONAL PROPERTIES TRUST
                              DECLARATION OF TRUST


         THIS DECLARATION OF TRUST (as amended from time to time, the "Declaration of Trust") is made as of the _____ day of February, 1998, by each of the undersigned Trustees (collectively, the "Trustees"), each being at least twenty-one (21) years of age and acting as Trustee.


                                    ARTICLE I

                                    FORMATION

         The Trustees hereby form a real estate investment trust (the "Trust") within the meaning of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time ("Maryland REIT Law"). The Trust is not intended to be, and shall not be deemed to be, a general partnership, limited partnership, limited liability partnership, joint venture, joint stock company, limited liability company, corporation, or other form of organization (but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Internal Revenue Code of 1986, as amended from time to time (the "Code")). The shareholders shall be beneficiaries of the Trust, subject to the terms and conditions set forth herein:


                                   ARTICLE II

                                      NAME

         The name of the Trust is:

                  CORRECTIONAL PROPERTIES TRUST

         Under circumstances in which the Board of Trustees of the Trust (the "Board of Trustees" or "Board") determines that the use of the name of the Trust is not practicable, legal or convenient, the Trust may use any other designation or name of the Trust as designated by the Board from time to time. The Trust shall have the authority to operate under an assumed name or names, including, without limitation, in such state or states or any political subdivision thereof where it would not be legal, practical or convenient to operate in the name of the Trust. The Trust shall have the authority to file such assumed name certificate or other instruments in such places as may be required by applicable law to operate under such assumed name or names.



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                                   ARTICLE III

                               PURPOSES AND POWERS

         Section 1. Purposes. The Trust is a for-profit real estate investment trust organized for the purpose of engaging in any activity permitted to real estate investment trusts under the laws of the State of Maryland.

         Section 2. Powers. The Trust shall have all the powers granted to real estate investment trusts generally by the Maryland REIT Law or any successor statute and shall have all further powers as are not inconsistent with and are appropriate to promote and attain its purposes. In addition, it is intended that the business of the Trust will be conducted so that the Trust will qualify (so long as such qualification, in the opinion of the Trustees, is advantageous to the shareholders) as a "real estate investment trust" as defined in the Code and the provisions of this Declaration of Trust shall be construed in such manner as to facilitate that qualification under the Code.


                                   ARTICLE IV

                       RESIDENT AGENT AND PRINCIPAL OFFICE

         The name and address of the resident agent of the Trust in the State of Maryland is The Corporation Trust Company Incorporated, 300 E. Lombard Street, Baltimore, Maryland 21202. The address of the Trust's initial principal office is 4200 Wackenhut Drive, #100, Palm Beach Gardens, Florida 33410-4243. The Trust may have such other offices or places of business within or without the State of Maryland as the Trustees from time to time determine.


                                    ARTICLE V

                                BOARD OF TRUSTEES

         Section 1. Number. The number of Trustees on the Board of Trustees shall initially be two, which number may thereafter be increased or decreased, as determined from time to time by the Board of Trustees in accordance with the Bylaws of the Trust, provided that the number of Trustees shall never be less than the minimum number required by the Maryland REIT Law nor more than fifteen
(15). A Trustee need not be a shareholder. The business and affairs of the Trust shall be managed under the direction of the Trustees and the Trustees shall have full, exclusive and absolute power, control, and authority over the assets of the Trust. This Declaration of Trust shall be construed with the presumption in favor of the grant of power and authority to the Trustees.


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         Section 2.   Initial Board; Term.

                  (a) The names of the two initial Trustees who, subject to subsection (b) below, shall serve until the first annual meeting of shareholders of the Trust and until their respective successors are duly elected and qualify are George C. Zoley and Charles R. Jones.

                  (b) At the point in time as there are five or more Trustees, the Trustees shall be divided into three classes, as nearly equal in number as possible, with the term of the office of at least one class expiring each year. One class of Trustees shall hold office initially for a term expiring at the annual meeting of shareholders in 1999, another class shall hold office initially for a term expiring at the annual meeting of shareholders in 2000, and another class shall hold office initially for a term expiring at the annual meeting of shareholders in 2001. Beginning with the annual meeting of shareholders in 1999 and at each succeeding annual meeting of shareholders, the Trustees of the class of Trustees whose term expires at such meeting will be elected to hold office for a term expiring at the third succeeding annual meeting. Each Trustee will hold office for the term for which he is elected and until his successor is duly elected and qualifies.

                  (c) In the event of any increase or decrease in the authorized number of Trustees:

                      1. Each Trustee then serving shall nevertheless continue as a Trustee until the expiration of his term or his prior death, retirement, resignation or removal; and

                      2. Upon the creation of Trustee classes as described in
         Section 2(b) above, and except to the extent that an increase or decrease in the authorized number of Trustees occurs in connection with the rights of holders of Preferred Shares to elect additional Trustees, the newly-created or eliminated trusteeships resulting from any increase or decrease shall be apportioned by the Board of Trustees among the three classes so as to keep the number of Trustees in each class as nearly equal as possible.

         Section 3. Term. Notwithstanding the provisions of Article V Sections 2(b) and (c), each Trustee shall serve until his successor is elected and qualifies or until his prior death, retirement, resignation or removal.

         Section 4. Removal. The shareholders may, at any time, remove any Trustee, with or without cause, by an affirmative vote of holders of two-thirds of shares entitled to vote in the election of Trustees.

         Section 5.   Vacancy.

                  (a) Except as may otherwise be provided pursuant to Article VIII Section 5 hereof with respect to any rights of holders of Preferred Shares to elect additional Trustees or any agreement relating to the right to designate nominees for election to the Board of Trustees, should a vacancy


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in the Board of Trustees occur or be created (whether arising through death, retirement, resignation or removal or through an increase but not a decrease in the number of authorized Trustees), such vacancy shall be filled by the affirmative vote of a majority of the remaining Trustees, even though less than a quorum of the Board of Trustees may exist. A Trustee so elected to fill a vacancy shall serve for the remainder of the term of the class to which he was elected and until his successor is elected and qualifies.

                (b) During any period when the holders of any series of Preferred Shares have the right to elect additional Trustees as provided for or fixed pursuant to the provisions of Article VIII Section 5 hereof, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total and authorized number of Trustees of the Trust shall automatically be increased by the number of such additional Trustees, and such holders of Preferred Shares shall be entitled to elect the additional Trustees so provided for or fixed pursuant to said provisions, and
(ii) each such additional Trustee shall serve until the next Annual Meeting of shareholders and until such Trustee's successor shall have been duly elected and qualifies, or until such Trustee's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal.

         Section 6. Amendment. The provisions set forth in this Article V may not be repealed or amended in any respect, and no provision imposing cumulative voting in the election of Trustees may be added to this Declaration of Trust, unless such action is approved by the Board of Trustees and the affirmative vote of the holders of not less than two-thirds (2/3) of all of the outstanding shares of the Trust entitled to vote generally in the election of Trustees.

         Section 7. Legal Title. Legal title to all Trust Property (as hereinafter defined) shall be vested in the Trustees, but they may cause legal title to any Trust Property to be held by or in the name of any Trustee, or the Trust, or any other person as nominee. "Trust Property" shall mean all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Trust or the Trustees (including all rents, income, profits and gains therefrom), or which is otherwise owned or held by, or for the account of, the Trust or the Trustees.

         Section 8. Successor Trustees. The right, title and interest of the Trustees in and to the Trust Property shall vest automatically in all persons who may become Trustees hereafter upon their due election and qualification without any further act, and thereupon they shall have the same rights, privileges, powers, duties and immunities as though originally named as Trustees in this Declaration of Trust. Appropriate written evidence of the election and qualification of successor Trustees shall be filed with the records of the Trust and in such other offices or places as the Trustees may deem necessary, appropriate or desirable. Upon the resignation, removal or death of a Trustee or other termination of his term of office, he (and in the event of his death, his estate) automatically shall cease to have any right, title, or interest in or to any of the Trust Property, and the right, title and interest in such Trustee in and to the Trust Property shall vest automatically in the remaining Trustees without any further act.




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                                   ARTICLE VI

                               POWERS OF TRUSTEES

         Section 1. Powers of Trustees. The Trustees shall have all the powers necessary, convenient or appropriate to effectuate the purposes of the Trust and may take any action which they deem necessary or desirable to carry out such purposes. Any determination of the purposes of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of the grant of power to the Trustees. Except as otherwise provided under the Maryland REIT Law or this Declaration of Trust, the Trustees' powers shall include, without limitation, the following:

                  (1) To purchase, acquire through the issuance of shares in the Trust, obligations of the Trust or otherwise, and to mortgage, sell, acquire or lease, hold, manage, improve, lease to others, option, exchange, release and partition, real estate interests of every nature, including freehold, leasehold, mortgage, ground rent and other interests therein, and to erect, construct, alter, repair, demolish or otherwise change buildings and structures of every nature;

                  (2) To purchase, acquire through the issuance of shares in the Trust, obligations of the Trust or otherwise, option, sell and exchange, stocks, bonds, notes, certificates of indebtedness and securities of every nature;

                  (3) To purchase, acquire through the issuance of shares in the Trust, obligations of the Trust or otherwise, mortgage, sell, acquire or lease, hold, manage, improve, lease to others, option and exchange personal property of every nature;

                  (4) To hold legal title to property of the Trust in the name of the Trust, or in the name of one or more of the Trustees for the Trust, or of any other person for the Trust, without disclosure of the interest of the Trust therein;

                  (5) To borrow money for the purposes of the Trust and to give notes, debentures, bonds or other negotiable or nonnegotiable instruments or obligations of the Trust therefor; to enter into other obligations or guarantee the obligations of others on behalf of and for the purposes of the Trust; and to mortgage or pledge or cause to be mortgaged or pledged real and personal property of the Trust to secure such notes, debentures, bonds, instruments or other obligations;

                  (6) To lend money on behalf of the Trust and to invest the funds of the Trust;

                  (7) To create reserve funds for such purposes as they deem advisable;

                  (8) To deposit funds of the Trust in banks and other depositories without regard to whether such accounts will draw interest;



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                  (9)  To pay taxes and assessments imposed upon or chargeable against the Trust or the Trustees (other than income, social security and other taxes payable by the Trustees from their compensation from the Trust) by virtue of or arising out of the existence, property, business or activities of the Trust;

                  (10) To purchase, issue, sell or exchange shares in the Trust;

                  (11) To exercise in respect of property of the Trust all options, privileges and rights, whether to vote, assent, subscribe or convert; or of any other nature; to grant proxies; and to participate in and accept securities issued under any voting trust agreement;

                  (12) To participate in any reorganization, readjustment, consolidation, merger, dissolution, sale or purchase of assets, lease, or similar proceedings of any corporation, partnership or other organization in which the Trust shall have an interest and in connection therewith to delegate discretionary powers to any reorganization, protective or similar committee and to pay assessments and other expenses in connection therewith;

                  (13) To engage or employ officers, other employees, agents and representatives of any nature, or independent contractors, including, without limiting the generality of the foregoing, transfer agents for the transfer of shares in the Trust, registrars, underwriters, dealers, agents or other distributors for the sale of shares in the Trust, independent certified public accountants, attorneys at law, appraisers, real estate agents and brokers; and to delegate to one or more Trustees, agents, representatives, employees, independent contractors or other persons such powers and duties as the Trustees deem appropriate;

                  (14) To determine conclusively the allocation between capital and income of the receipts, holdings, expenses and disbursements of the Trust, regardless of the allocation which might be considered appropriate in the absence of this provision;

                  (15) To determine conclusively the value from time to time, and to revalue, the real estate, securities and other property of the Trust by means of independent appraisals;

                  (16) To compromise or settle claims, questions, disputes and controversies by, against or affecting the Trust;

                  (17) To solicit proxies of the shareholders;

                  (18) To adopt a fiscal year for the Trust and to change such fiscal year;

                  (19) To adopt and use a seal;

                  (20) To merge the Trust with or into any other trust, corporation, entity or person in accordance with the laws of the State of Maryland;



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                  (21) Exclusive power to make and alter the Bylaws of the Trust in a manner that is not inconsistent with law or this Declaration of Trust to regulate the government of the Trust and the administration of its affairs;

                  (22) To make donations for the public welfare or for community, charitable, religious, educational, scientific, civic or similar purposes, regardless of any direct benefit to the Trust;

                  (23) To cause the Trust to purchase general and/or limited and/or limited liability partnership interests and interests in limited liability companies in one or more partnerships or limited liability companies formed to carry out the activities described above, and to exercise all of the rights, powers and duties granted by the laws of the jurisdictions in which such partnerships and limited liability companies are formed to general or limited partners or members, as the case may be;

                  (24) To deal with the Trust Property in every way, including providing for the Trust to be promotor, general or limited partner, member, associate or manager of any joint ventures, partnerships, limited liability companies and any other combinations or associations, that would be lawful for an individual, whether similar to or different from the ways herein and hereinabove specified;

                  (25) To cause the Trust to exercise its powers through ownership or operation of corporate subsidiaries, partnerships, and limited liability companies, and other combinations and operations; and

                  (26) To cause the Trust to curtail or cease its trust activities by partially or completely liquidating and distributing its assets, and the termination and dissolution of the Trust, in each case, without any action or approval of the shareholders.

         Section 2. Trustees' Right to Own Shares. A Trustee may acquire, hold and dispose of shares in the Trust for his individual account and may exercise all rights of a shareholder to the same extent and in the same manner as if he were not a Trustee.

         Section 3. Transactions Between the Trust and its Trustees, Officers, Employees and Agents. Subject to any express restrictions in this Declaration of Trust or adopted by the Trustees in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind (including without limitation for the purchase, lease or sale of property or for any type of services, including those in connection with underwriting or the offer or sale of securities of the Trust) with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated or associated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.

         Section 4. Amendment. The provisions set forth in this Article VI may not be repealed or amended in any respect unless such action is approved by the Board of Trustees and the affirmative


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vote of the holders of not less than two-thirds (2/3) of all of the outstanding shares of the Trust entitled to vote generally in the election of Trustees.


                                   ARTICLE VII

                                   REIT STATUS

         The Trust is intended to qualify as a real estate investment trust under the Maryland REIT Law, or any successor statutes. The Trust shall also seek to elect and maintain status as a real estate investment trust ("REIT") under Sections 856-860 or any successor sections, of the Code. It shall be the duty of the Board of Trustees to use its commercially reasonable efforts to ensure that the Trust satisfies the requirements for qualification as a REIT under the Code, including, but not limited to, the ownership of its outstanding shares, the nature of its assets, the sources of its income, and the amount and timing of its distributions to its shareholders. The Board of Trustees shall endeavor to take no action to disqualify the Trust as a REIT or to otherwise revoke the Trust's election to be taxed as a REIT without the affirmative vote of the holders of not less than two-thirds (2/3) of all of the outstanding shares of the Trust entitled to vote on such matter.


                                  ARTICLE VIII

                             SHARES AND SHAREHOLDERS

         Section 1. Authorized Capital Shares. The total number of shares which the Trust initially has authority to issue is 150,000,000 shares of a class denominated Common Shares, $.001 par value per share, and 50,000,000 shares of a class denominated Preferred Shares, $.001 par value per share, for an aggregate of 200,000,000 shares with an aggregate par value of $200,000.

         Section 2. Certificates of Ownership. Ownership of shares shall be, as determined by the Trustees, either (i) evidenced by certificates in such form as shall be determined by the Trustees from time to time, or (ii) registered in uncertificated form, each in accordance with the laws of the State of Maryland. The owners of the shares, who are the beneficiaries of the Trust, shall be designated as "shareholders." The certificates shall be negotiable and title thereto shall be transferred by assignment or delivery in all respects as a stock certificate of a Maryland corporation except as may be noted thereon.

         Section 3. Fractional Shares. The Trust may issue shares in fractional denominations to the same extent as its whole shares, and any fractional share shall carry proportionately the rights of a whole share, including without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the Trust. A fractional share shall not however, have any right to receive a certificate evidencing it, regardless of whether a full share has such right, but if so determined by the Trustees, may be represented by scrip.



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         Section 4. No Legal Title. The shareholders shall have no legal title or interest in the Trust Property and no right to a partition thereof or to an accounting therefor during the continuance of the Trust but only to the rights expressly provided in this Declaration of Trust and under Maryland REIT Law. Neither the transfer of shares nor the death, insolvency or incapacity of any shareholder shall operate to dissolve or terminate the Trust, nor shall it entitle any transferee, legal representative or other person to a partition of the property of the Trust or to an accounting therefor.

         Section 5. Common Shares/Preferred Shares. Common Shares may be issued from time to time upon authorization by the Board of Trustees of the Trust. Preferred Shares may be issued from time to time upon authorization by the Board of Trustees of the Trust, in such series and with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption or other provisions as may be fixed by the Board of Trustees, except as otherwise set forth in this Declaration of Trust. Without limiting the foregoing, the Board of Trustees shall have the power to classify and reclassify any unissued shares of the Trust of any class or series from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of the shares. Shares may be issued for such consideration as the Board of Trustees determines, including, without limitation, for services and also as provided in this Article VIII Section 12 below, or, if issued as a result of a share dividend or share split, without any consideration, and all shares so issued will be fully paid and non-assessable by the Trust. The Board of Trustees may also authorize the issuance of debt instruments, shares, and securities convertible into shares of the Trust for such consideration as the Board of Trustees may deem advisable.

         Section 6. Annual Meeting. A meeting of shareholders shall be held annually after the delivery of the annual report of the Trust at a convenient location, within or without the United States, as determined by the Board of Trustees, upon proper notice as set forth in the Bylaws of the Trust. However, the failure to hold an annual meeting shall not invalidate the Trust's existence or affect any otherwise valid act of the Trust or Trustees.

         Section 7. Dividends and Distributions. Subject to the provisions of
Article VII, the Trustees, within thirty (30) days after the end of each fiscal year in each calendar year after the calendar year in which the Trust is created, and, in their discretion, more frequently, shall use commercially reasonable efforts to declare and pay to the shareholders such dividends and distributions, as may be necessary to continue to qualify the Trust as a "real estate investment trust," as defined in the Code as well as such additional dividends and distributions as the Trustees in their discretion may declare.

         Section 8. Dividends and Rights Upon Liquidation. After the provisions with respect to preferential dividends or distributions of any series of Preferred Shares, if any, shall have been satisfied, and subject to any other conditions that may be fixed in accordance with the provisions of this Article VIII Section 5, then, and not otherwise, all Common Shares will participate equally in dividends and distributions payable to holders of shares of Common Shares when and as declared by the Board of Trustees at their discretion. In the event of voluntary or involuntary dissolution or


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liquidation of the Trust, after distribution in full of the preferential amounts, if any, to be distributed to the holders of Preferred Shares, the holders of Common Shares shall, subject to the additional rights if any of the holders of Preferred Shares fixed in accordance with Article VIII Section 5, be entitled to receive all of the remaining assets of the Trust, tangible and intangible, of whatever kind available for distribution to shareholders ratably in proportion to the number of Common Shares held by them respectively.

         Section 9. Voting. Except as may be otherwise provided or fixed by the Board of Trustees with respect to the voting rights of Preferred Shares pursuant to Article VIII Section 5, each holder of Common Shares shall be entitled to one vote per share on all matters to be voted on by the shareholders of the Trust. The holders of Preferred Shares shall have no voting rights and shall have no rights to receive notice of any meetings, except as required by law or as expressly provided by the Board of Trustees, in accordance with law and the rules of any stock exchange on which shares of the Trust may be listed, in establishing any series or class thereof.

         Section 10. Voting Rights of Common Shareholders. Holders of the Common Shares shall be entitled to vote only on the following matters: (a) except as may be otherwise provided or fixed by the Board of Trustees with respect to the voting rights of Preferred Shares pursuant to Article VIII, Section 5, election or removal of Trustees as provided in Article V Sections 2 and 4; (b) amendment of this Declaration of Trust to the extent provided in Article XI Section 1; (c) a merger of the Trust to the extent required under the Maryland REIT Law or the rules of any stock exchange on which the shares of the Trust are listed; (d) with regard to the REIT status, as provided in Article VII; (e) on such other matters as a vote of the holders of Common Shares may be required by law or pursuant to the rules of any stock exchange on which the shares of the Trust are listed; and (f) with respect to such other matters as may be determined by the Board of Trustees from time to time. Except with respect to the foregoing matters, no action taken by the shareholders at any meeting shall in any way bind the Trust or the Trustees.

         Section 11. Preemptive Rights. No holder of shares of the Trust shall have any preemptive or preferential rights to subscribe to or purchase (i) any shares of any class or series of the Trust, whether now or hereafter authorized;
(ii) any warrants, rights, or options to purchase any such shares; or (iii) any securities or obligations convertible into any such shares or into warrants, rights, or options to purchase any such shares.

         Section 12. Employee, Trustee and Other Options and Plans. By action of the Trustees, the Trust may issue, for such consideration as the Trustees deems appropriate, options, warrants or other rights, including share appreciation rights, to acquire shares, and securities convertible into shares, and, in the case of incentive or other compensatory plans for trustees, officers or employees of the Trust, the Trustees may award such securities as fully paid and nonassessable shares to plan participants for no or nominal consideration, and may cause the Trust to make loans to (or accept promissory obligations for future payment from) such participants to assist them in the exercise of options or other rights and in the payment for shares, and may determine that any such loan (or promissory obligation) shall not affect the fully paid and nonassessable character of shares so issued.



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         Section 13. Reacquired Shares. Subject to compliance with the Maryland
REIT Law, the Trust may repurchase or otherwise acquire its own shares and other securities at such price or prices as the Board of Trustees may authorize and for this purpose the Trust may create and maintain such reserves as are deemed necessary and appropriate. Shares issued hereunder and purchased or otherwise acquired for the account of the Trust shall constitute authorized but unissued shares of the Trust.

         Section 14. Transferability of Shares. Subject to the provisions of
Article IX, shares in the Trust shall be transferable in accordance with the procedures prescribed from time to time in the Trust's Bylaws. Except as may be otherwise provided in the Bylaws, the persons in whose name the shares are registered on the books of the Trust shall be deemed the absolute owners thereof and, until a transfer is effected on the books of the Trust, the Trustees shall not be affected by any notice, actual or constructive, of any transfer.


                                   ARTICLE IX

                          RESTRICTIONS AND LIMITATIONS
                       ON TRANSFER AND OWNERSHIP OF SHARES

         Section 1.        Restrictions on Transfer.

                  Section 1.1 Definitions. The following terms shall have the following meanings:

                           (A) "Beneficial Ownership" shall mean ownership of Equity Shares by a Person who would be treated as an owner of such Equity Shares either directly under Section 542 of the Code or indirectly or constructively through the application of Section 544 of the Code, as modified by Section 856(h) of the Code. The terms "Beneficial Owner," "Beneficially Owns," and "Beneficially Owned" shall have correlative meanings.

                           (B) "Beneficiary" shall mean, with respect to any Share Trust, one or more organizations described in each of Section 170(b)(1)(A) and Section 170(c) of the Code that are named by the Trust as the beneficiary or beneficiaries of such Share Trust, in accordance with the provisions of Article IX Section 1.1 hereof.

                           (C) "Board of Trustees" shall mean the Board of Trustees of the Trust.

                           (D) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                           (E) "Constructive Ownership" shall mean ownership of equity interests by a Person who would be treated as an owner of such interests either


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         directly, indirectly or constructively under the Code including, without limitation, Section 318 of the Code, as applied by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns," and "Constructively Owned" shall have correlative meanings.

                           (F) "Equity Shares" shall mean Preferred Shares and Common Shares. The term "Equity Shares" shall include all Preferred Shares and Common Shares that are held as Shares-in-Trust in accordance with the provisions of this Article IX hereof.

                           (G) "Initial Public Offering" means the sale of Common Shares pursuant to the Trust's first effective registration statement for such Common Shares filed under the Securities Act of 1933, as amended.

                           (H) "Market Price" shall mean, with respect to Common Shares or Preferred Shares, the last reported sales price of such shares reported on the New York Stock Exchange on the trading day immediately preceding the relevant date, or if such shares are not then traded on the New York Stock Exchange, the last reported sales price of such shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which such shares may be traded, or if such shares are not then traded over any exchange or quotation system, then the market price of such shares on the relevant date as determined in good faith by the Board of Trustees of the Trust.

                           (I) "Non-Transfer Event" shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit, including, but not limited to, the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Shares, or the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Shares or the acquisition of an interest in any entity other than the Trust, or the commencement of a relationship with any Person.

                           (J) "Operating Partnership" shall mean CPT Operating Partnership L.P., a Delaware limited partnership.

                           (K) "Ownership Limit" shall mean, with respect to the Common Shares, 9.8% of the number of each class or series of the outstanding Common Shares and, with respect to the Preferred Shares, 9.8% of the number of each class or series of the outstanding Preferred Shares.

                           (L) "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of this Article IX Section 2.5 hereof.

                           (M) "Person" shall mean an individual, corporation, partnership, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                           (N) "Prohibited Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of Article IX Section 2 hereof, would own record title to Equity Shares.

                           (O) "REIT" shall mean a real estate investment trust under Section 856 of the Code.

                           (P) "Restriction Termination Date" shall mean the first day after the date of the Initial Public Offering on which the Board of Trustees and the shareholders of the Trust determine that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT.

                           (Q) "Shares-in-Trust" shall mean any Equity Shares designated Shares-in-Trust pursuant to this Article IX Section 1.3 hereof.

                           (R) "Share Trust" shall mean any separate trust created pursuant to this Article IX Section 1.3 hereof and administered in accordance with the terms of this Article IX Section 2 hereof, for the exclusive benefit of any Beneficiary.

                           (S) "Share Trustee" shall mean any person or entity unaffiliated with both the Trust and any Prohibited Owner, such Share Trustee to be designated by the Trust to act as trustee of any Share Trust, or any successor trustee thereof.

                           (T) "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Equity Shares, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

                  Section 1.2. Restriction on Transfers.

                           (A) Except as provided in this Article IX Section 1.7
hereof, during the period commencing on the date of the Initial Public Offering and ending immediately prior to the Restriction Termination Date, (i) no Person shall Beneficially Own or Constructively Own any Equity Shares in excess of the Ownership Limit and (ii) any Transfer or Non-Transfer Event that, if effective, would result in any Person Beneficially Owning or Constructively Owning Equity Shares in excess of the Ownership Limit shall be void ab initio as to that number of Equity Shares which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership

Limit, and the intended transferee shall acquire no rights with respect to such excess Equity Shares. Notwithstanding the foregoing, in case of a Transfer or Non-Transfer Event arising from the grant of any options to any Person pursuant to any share option plan of the Trust or otherwise, the period referred to in the first sentence of this paragraph shall commence on the date on which the Trust commences its existence.

                           (B) Except as provided in this Article IX Section 1.7
hereof, from the date of the Initial Public Offering and ending immediately prior to the Restriction Termination Date, any Transfer or Non-Transfer Event that, if effective, would result in the Equity Shares being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of that number of shares which would result in the Equity Shares being beneficially owned by fewer than 100 persons, and the intended transferee shall acquire no rights with respect to such excess Equity Shares.

                           (C) From the date of the Initial Public Offering and
ending immediately prior to the Restriction Termination Date, any Transfer or Non-Transfer Event that, if effective, would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to that number of Equity Shares which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights with respect to such excess Equity Shares.

                           (D) From the date of the Initial Public Offering and
ending immediately prior to the Restriction Termination Date, any Transfer or Non-Transfer Event that, if effective, would cause the Trust to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Trust, the Operating Partnership or any direct or indirect subsidiary (including, without limitation, partnerships and limited liability companies) of the Trust or the Operating Partnership, within the meaning of Section 856(d)(2)(B) of the Code, shall be void ab initio as to that number of Equity Shares which would cause the Trust to Constructively Own 10% or more of the ownership interests in a tenant of the Trust's real property of the Trust, the Operating Partnership or any direct or indirect subsidiary (including, without limitation, partnerships and limited liability companies) of the Trust or the Operating Partnership, within the meaning of Section 856(d)(2)(B) of the Code, and the intended transferee shall acquire no rights with respect to such excess Equity Shares. Notwithstanding the foregoing, in case of a Transfer or Non-Transfer Event arising from the grant of any options to any Person pursuant to any share option plan of the Trust or otherwise, the period referred to in the first sentence of this paragraph shall commence on the date on which the Trust commences its existence.

                  Section 1.3. Transfer to Share Trust.

                           (A) If, notwithstanding the other provisions
contained in this Article IX, at any time after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would either Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit, then
(i) except as otherwise provided in Article IX Section 1.7 hereof, the purported transferee shall acquire no right or interest (and, in the case of a Non-Transfer Event, the person holding record title to the Equity Shares Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of Equity Shares which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit, and (ii) such number of Equity Shares in excess of the Ownership Limit (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Article IX Section 2 hereof, transferred automatically and by operation of law to a Share Trust to be held in accordance with that Article IX Section 2. Such transfer to a Share Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

                           (B) If, notwithstanding the provisions contained in
this Article IX, at any time after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would cause the Trust to become "closely held" within the meaning of Section 856(h) of the Code or would cause the Trust to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Trust, the Operating Partnership or any direct or indirect subsidiary (including, without limitation, partnerships and limited liability companies) of the Trust or the Operating Partnership, within the meaning of
Section 856(d)(2)(B) of the Code, then (i) the purported transferee shall not acquire any right or interest (and, in the case of a Non-Transfer Event, the person holding record title to the Equity Shares with respect to which such Non-Transfer Event, occurred, shall cease to own any right or interest) in such number of Equity Shares the ownership of which by such purported transferee or record holder would cause the Trust to be "closely held" within the meaning of
Section 856(h) of the Code or would cause the Trust to Constructively Own 10% or more of the ownership interests of the real property of the Trust, the Operating Partnership or any direct or indirect subsidiary (including, without limitation, partnerships and limited liability companies) of the Trust or the Operating Partnership, within the meaning of Section 856(d)(2)(B) of the Code, and (ii) such number of Equity Shares (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Article IX
Section 2 hereof, transferred automatically and by operation of law to a Share Trust to be held in accordance with that Article IX Section 2. Such transfer to a Share Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

                  Section 1.4. Remedies for Breach. If the Trust or its designees shall at any time determine in good faith that a Transfer has taken place in violation of Article IX Section 2 hereof or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Equity Shares in violation of Article IX Section 2 hereof, the Trust shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or acquisition.

                  Section 1.5. Notice of Restricted Transfer. Any Person who acquires or attempts to acquire Equity Shares in violation of Article IX Section
1.2 hereof, or any Person who owned Equity Shares that were transferred to a Share Trust pursuant to the provisions of Article IX Section 1.3 hereof, shall immediately give written notice to the Trust of such event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer or the Non-Transfer Event, as the case may be, on the Trust's status as a REIT.

                  Section 1.6. Owners Required to Provide Information. From the date of the Initial Public Offering and prior to the Restriction Termination
Date:

                           (A) Every Beneficial Owner or Constructive Owner of
more than 5%, or such lower percentages as required pursuant to regulations under the Code, of the outstanding Equity Shares of the Trust shall, within 30 days after the close of the Trust's taxable year, give written notice to the Trust stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Equity Shares Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the Trust's status as a REIT and to ensure compliance with the Ownership Limit.

                           (B) Each person who is a Beneficial Owner or
Constructive Owner of Equity Shares and each Person (including the shareholder of record) who is holding Equity Shares for a Beneficial Owner or Constructive Owner shall provide to the Trust such information as the Trust may request in order to determine the Trust's status as a REIT and to ensure compliance with the Ownership Limit.

                  Section 1.7. Exception. The Ownership Limit shall not apply to the acquisition of Equity Shares by an underwriter that participates in a public offering of such Shares for a period of 90 days following the purchase by such underwriter of such Shares provided that the restrictions contained in Section
1.2 of this Article IX will not be violated following the distribution by such underwriter of such Shares. In addition, the Board of Trustees may, in its sole discretion, exempt a Person from the Ownership Limit under terms and conditions established in the sole discretion of the Board of Trustees as it may deem necessary or desirable in order to maintain the Trust's status as a REIT.

         Section 2. Shares-in-Trust.

                  Section 2.1. Share Trust. Without limiting the automatic effect of the following provisions of this Article IX Section 2.1, the Prohibited Owner shall be obligated to submit the Shares-in-Trust to the Trust for registration in the name of the Share Trustee. Any Equity Shares transferred automatically and by operation of law to a Share Trust and designated Shares-in-Trust pursuant to Article IX Section 1.3 hereof shall be held for the exclusive benefit of the Beneficiary. The Trust shall name a Beneficiary of each Share Trust within five days after discovery of the existence thereof. Any transfer to a Share Trust, and subsequent designation of Equity Shares as

Shares-in-Trust pursuant to Article IX Section 1.3 hereof, shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Share Trust. Shares-in-Trust shall remain issued and outstanding Equity Shares of the Trust and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding Equity Shares of the same class and series. When transferred to the Permitted Transferee in accordance with the provisions of this Article IX Section 2.3 hereof, such Shares-in-Trust shall cease to be designated as Shares-in-Trust.

                  Section 2.2. Dividend Rights. The Share Trustee, as record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions as may be declared by the Board of Trustees on such Equity Shares and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to Shares-in-Trust shall repay to the Share Trustee the amount of any dividends or distributions received by it that (i) are attributable to any Equity Shares designated Shares-in-Trust and
(ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Trust shall take all measures that it determines are reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on Equity Shares Beneficially Owned or Constructively Owned by the Person who, but for the provisions of Article IX
Section 1.3 hereof, would Constructively Own or Beneficially Own the Shares-in-Trust.

                  Section 2.3. Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or in a distribution of the assets of the Trust, the Share Trustee of Shares-in-Trust shall be entitled to receive on behalf of each Share Trust, ratably with each other holder of Equity Shares of the same class or series, that portion of the assets of the Trust which is available for distribution to the holders of such class and series of Equity Shares. The Share Trustee shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts pursuant to this Article IX Section 2.3 in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for Equity Shares and which Transfer resulted in the transfer of the shares to the Share Trust, the price per share, if any, such Prohibited Owner paid for the Equity Shares and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Share Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Share Trust shall be distributed to the Beneficiary.

                  Section 2.4. Voting Rights. The Share Trustee shall be entitled to vote all Shares-in-Trust. Any vote by a Prohibited Owner as a holder of Equity Shares prior to the discovery by the Trust that the Equity Shares are Shares-in-Trust shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such Shares-in-Trust and the Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Share Trust of Equity Shares under

Article IX Section 1.3 hereof, an irrevocable proxy to the Share Trustee to vote the Shares-in-Trust in the manner in which the Share Trustee, in its sole and absolute discretion, desires.

                  Section 2.5. Designation of Permitted Transferee. The Share Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-Trust. As soon as reasonably practicable, in an orderly fashion so as not to materially adversely affect the Market Price of the Shares-in-Trust, the Share Trustee shall designate any Person as Permitted Transferee, provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Shares-in-Trust, and (ii) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Share Trust and the redesignation of such Equity Shares so acquired as Shares-in-Trust under Article IX Section 1.3 hereof. Upon the designation by the Share Trustee of a Permitted Transferee in accordance with the provisions of this Article IX
Section 2.5, the Share Trustee of a Share Trust shall (i) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee, (ii) cause to be recorded on the books of the Trust that the Permitted Transferee is the holder of record of such number of Equity Shares, and (iii) distribute to the Beneficiary any and all amounts held with respect to the Shares-in-Trust after making that payment to the Prohibited Owner pursuant to Article IX Section 2.6 hereof.

                  Section 2.6. Compensation to Record Holder of Equity Shares that Become Shares-in-Trust. Any Prohibited Owner shall be entitled (following discovery of the Shares-in-Trust and subsequent designation of the Permitted Transferee in accordance with Article IX Section 2.5 hereof) to receive from the Share Trustee the lesser of (i) in the case of (a) a purported Transfer in which the Prohibited Owner gave value for Equity Shares and which purported Transfer resulted in the transfer of the shares to the Share Trust, the price per share, if any, such Prohibited Owner paid for the Equity Shares, or (b) a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Share Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer, and (ii) the price per share received by the Share Trustee of the Share Trust from the sale or other disposition of such Shares-in-Trust in accordance with Article IX Section 2.5 hereof. Any amounts received by the Share Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid the Prohibited Owner pursuant to this Article IX Section 2.6 shall be distributed to the Beneficiary in accordance with the provisions of Article IX Section 2.5 hereof. Each Beneficiary and Prohibited Owner waive any and all claims that they may have against the Share Trustee and the Share Trust arising out of the disposition of Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this
Article IX by such Share Trustee or the Trust.

                  Section 2.7. Purchase Right in Shares-in-Trust. Shares-in-Trust shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift, or Non-Transfer Event) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the Non-Transfer Event or purported Transfer which resulted in such Shares-in-Trust and (ii) the date the Trust determines in good faith that a Transfer or Non-Transfer Event resulting in Shares-in-Trust has occurred, if the Trust does not receive a notice of such Transfer or Non-Transfer Event pursuant to Article IX Section 1.3 hereof

         Section 3. Remedies not Limited. Nothing contained in this Article IX shall limit the authority of the Trust to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders by preservation of the Trust's status as a REIT and to ensure compliance with the Ownership Limit; provided, however, that nothing in this
Article IX or elsewhere in this Declaration of Trust shall preclude settlement of any transaction entered into or through the facilities of the New York Stock Exchange or any other exchange on which Equity Shares may be listed from time to time.

         Section 4. Ambiguity. In the case of an ambiguity in the application of any of the provisions of Article IX, including any definition contained in
Article IX Section 1 hereof, the Board of Trustees shall have the power to determine the application of the provisions of this Article IX with respect to any situation based on the facts known to it.

         Section 5. Legend. Each certificate for Equity Shares shall bear the following legend:

         "The [Common or Preferred] Shares represented by this certificate are subject to restrictions on transfer as set forth in the Declaration of Trust of the Trust. No Person may (i) Beneficially Own or Constructively Own Common Shares in excess of 9.8% of the number of any class or series of the outstanding Common Shares, (ii) Beneficially Own or Constructively Own Preferred Shares in excess of 9.8% of the number of any class or series of the outstanding Preferred Shares, (iii) Beneficially Own Equity Shares that would result in the Trust being "closely held" under Section 856(h) of the Internal Revenue Code of 1986, as amended (the "Code"), or (iv) Constructively Own Equity Shares that would cause the Trust to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Trust, the Operating Partnership or any direct or indirect subsidiary (including, without limitation, partnership and limited liability companies) of the Trust or the Operating Partnership, within the meaning of Section 856(d)(2)(B) of the Code. Any Person who attempts to Beneficially Own or Constructively Own Equity Shares in excess of the above limitations must immediately notify the Trust in writing. If the restrictions above are violated, the Equity Shares represented hereby will be transferred automatically and by operation of law to a Share Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings defined in the Trust's Declaration of Trust, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests."

         Section 6. Severability. If any provision of this Article IX or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.


                                    ARTICLE X

                                 INDEMNIFICATION

         Section 1. Limitation on Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of liability of trustees or officers of real estate investment trusts, no Trustee or officer of the Trust shall be liable to the Trust or its shareholders for money damages. Neither the amendment nor repeal of this provision, nor the adoption or amendment of any other provision of this Declaration of Trust or Bylaws inconsistent with this provision, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

         Section 2. Indemnification. The Trust shall indemnify and advance expenses to a Trustee or officer of the Trust to the fullest extent permitted by and in accordance with the laws of the State of Maryland in effect from time to time. To the extent determined by the Board of Trustees, in accordance with the laws of the State of Maryland, the Trust may indemnify and advance expenses to other employees and agents of the Trust. Neither the amendment nor repeal of this provision, nor the adoption or amendment of any other provision of this Declaration of Trust or Bylaws inconsistent with this provision, shall affect any right of any person under this Article X Section 2 based on any event, omission or proceeding prior to such amendment or repeal.

         Section 3. Non-liability and Indemnification of Shareholders. Shareholders shall not by virtue of being shareholders of the Trust be liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by the Trust or the Trustees and shall be under no obligation to the Trust or its creditors in respect to such shares other than the obligation to pay to the Trust the full amount of the consideration for which the shares were issued or to be issued. The shareholders shall not be liable to assessment and the Trustees shall have no power to bind the shareholders personally. The Trust shall indemnify and hold each shareholder harmless from and against all claims and liabilities, whether they proceed to judgment or are settled or otherwise brought to a conclusion, to which such shareholder may become subject solely by reason of his being a shareholder or having held shares of the Trust, and shall reimburse such shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; provided, however, that no such shareholder shall be indemnified or reimbursed if such claim, obligation or liability is adjudged finally by a competent court of law to have arisen out of the shareholder's bad faith, willful misconduct or gross negligence, and, provided, further, that such shareholder must give prompt notice as to any such claims or liabilities or suits and must take such action as will permit the Trust to conduct the defense thereof. The rights accruing to a shareholder under this Article X Section 3 shall not exclude any other rights to which such shareholder lawfully may be entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a shareholder in any appropriate situation even though not specifically provided herein; provided, however, that the Trust shall have no liability to reimburse shareholders for taxes assessed against them by reason of their ownership of shares, nor for any losses suffered by reason of changes in the market value of securities of the Trust.

         Section 4. Insurance. The Trust may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a shareholder, trustee, officer, employee or agent of the Trust or who, while a trustee, officer, employee or agent of the Trust is or was serving at the request of the Trust as a trustee, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by such person in that capacity or arising from such person's status as a shareholder, trustee, officer, employee or agent, whether or not the Trust would have power to indemnify such person against the same liability under
Article X hereof.

         Section 5. Express Exculpatory Clauses in Instruments. Neither the shareholders nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust, and all persons shall look solely to the Trust Property for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any shareholder, Trustee, officer, employee or agent liable thereunder to any third party, nor shall the Trustees or any shareholder, officer, employee or agent of the Trust be liable to anyone for such omission.


                                   ARTICLE XI

                                    AMENDMENT

         Section 1. Amendment. Except as otherwise provided in this Declaration of Trust, this Declaration of Trust may be amended in accordance with the applicable laws of the State of Maryland, and, in accordance therewith, (a) Articles V and VI of this Declaration of Trust may be amended only as provided therein; (b) the Trustees by a majority vote may amend this Declaration of Trust to increase or decrease the aggregate number of shares or the number of shares of any series or class that the Trust has authority to issue; (c) the Trustees by a two-thirds (2/3) vote may amend this Declaration of Trust to qualify, or continue to qualify, the Trust as a real estate investment trust under the Code or under Maryland law; and (d) to the extent permitted by law, a majority of the entire Board of Trustees may amend this Declaration of Trust in any respect in which the charter of a Maryland corporation may be amended pursuant to Section 2-605 of the Maryland General Corporation Law, or any successor thereto.

                                   ARTICLE XII

                            RELIANCE BY THIRD PARTIES

         Any certificate shall be final and conclusive as to any persons dealing with the Trust if executed by an individual who, according to the records of the Trust or of any recording office in which this Declaration of Trust may be recorded, appears to be the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to: (a) the number or identity of Trustees, officers of the Trust or shareholders; (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of Trustees or shareholders; (d) a copy of this Declaration of Trust or of the Bylaws as a true and complete copy as then in force; (e) an amendment to this Declaration of Trust; (f) the termination of the Trust; or (g) the existence of any fact or facts which relate to the affairs of the Trust. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Trust by the Trustees or by any officer, employee or agent of the Trust.

         IN WITNESS WHEREOF, each of the undersigned Trustees has executed this Declaration of Trust on the _____ day of February, 1998 and acknowledges this Declaration of Trust to be his act.

                                    TRUSTEES:

                                     /s/ George C. Zoley
                                    -------------------------------
                                    George C. Zoley


                                     /s/ Charles R. Jones
                                    -------------------------------
                                    Charles R. Jones



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